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                                                                     Ex-99(b)(3)


                                  AMENDMENT TO
                                    BY-LAWS
                                       OF
                EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND


                                October 1, 2002


Pursuant to ARTICLE XIII and ARTICLE VII of the BY-LAWS of Eaton Vance Insured Municipal Bond Fund (the "Trust"), upon vote of a majority of the Trustees of the Trust ARTICLE VII of the BY-LAWS of the Trust is amended to read as follows:


                                  FISCAL YEAR

     The fiscal year of the Trust shall end on September 30 of each year, provided however, that the Trustees may from time to time change the fiscal year.





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